                                                                       Exhibit E

                                SUPPLY AGREEMENT

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

            THIS SUPPLY AGREEMENT ("Agreement") is dated and made effective this 20th day of January, 1996 (the "Effective Date") by and between National Semiconductor Corporation, a Delaware corporation, having its principal place of business at 2900 Semiconductor Drive, Santa Clara, California 95052-8090 ("NSC") and Dynacraft Industries Sdn Bhd, a Malaysian corporation, having its principal place of business at Level 9, Wisma Hong Leong, 18 Jalan Perak, 50450 Kuala Lumpur, Malaysia ("DCI Sdn Bhd"). NSC and/or DCI Sdn Bhd may be referred to herein as a "party" or the "parties" as the case may require.

                              W I T N E S S E T H:

            WHEREAS, Malaysian Pacific Industries Berhad ("MPI"), on the one hand, and Dyna-Craft, Inc., a California corporation, Dynacraft Sdn Bhd, a Malaysian corporation, and Dynacraft Asia Pacific Sdn Bhd, a Malaysian corporation (collectively "DCI"), on the other hand, and NSC have entered into that certain Purchase and Sale Agreement (the "Purchase and Sale Agreement") dated November 9, 1995, under which DCI is selling certain assets relating to its business of manufacturing and selling lead frames for integrated circuits and other semiconductor devices (the "Business") to MPI; and

            WHEREAS, MPI has assigned its rights with respect to certain of the Purchased Assets to DCI Sdn Bhd, as provided in Section 3.4 of the Purchase and Sale Agreement; and

            WHEREAS, DCI has heretofore been a major supplier of lead frames products and services to NSC; and

            WHEREAS, NSC and DCI Sdn Bhd desire to enter into an agreement under which DCI Sdn will continue to sell lead frames to NSC following the closing of the transactions contemplated by the Purchase and Sale Agreement.

            NOW, THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound hereby, do agree as follows:

1.0   DEFINITIONS

1.1 "Confidential Information" shall mean all proprietary information which is directly or indirectly disclosed by either party to the other hereunder, regardless of the form in which it is disclosed, which if furnished in written or other tangible form is clearly marked as being confidential, or if orally or visually furnished is identified as being confidential when disclosed and is later confirmed as such in a writing submitted to the receiving party within thirty (30) days after such oral or visual disclosure.

1.2 "Lead frame" shall mean a thin piece of copper, or other form of metal, alloy used as the mounting pad and external leads for silicon chips in semiconductor devices.

1.3 "Period" shall mean that accounting and planning interval based upon NSC's fiscal year which is divided into four (4) equal quarters, each of which consists of three (3) periods. The first two periods of each quarter are of four (4) weeks duration, while the third period is five (5) weeks in duration. Each of these periods, whether of four (4) or five (5) weeks duration, shall be referred to herein as a Period.

1.4 All other terms that are utilized in this Agreement and are defined in the Purchase and Sale Agreement shall have the same meaning as provided in the Purchase and Sale Agreement.

2.0   SCOPE

2.1 Subject to the terms and conditions of this Agreement, during the initial one (1) year term of this Agreement NSC will purchase from DCI Sdn Bhd, and DCI Sdn Bhd shall sell to NSC, a total number of lead frames whose aggregate value shall not be less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the net dollar value of lead frames purchased by NSC from DCI during NSC's 1995 fiscal year.

      a. NSC, at its option, may identify on an attachment to this Agreement certain lead frame types (limited to those lead frames being produced by DCI for NSC as of May 31, 1995), in respect of which DCI Sdn Bhd shall supply NSC's requirements. These required supplies, if any, shall be included as part of the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] dollar volume commitment set forth hereinabove in this Paragraph 2.1.

      b. During its first year of this Agreement, DCI Sdn Bhd shall, at a minimum, meet quality and delivery standards which were in effect at the time of the Closing. By the end of such one (1) year period, DCI Sdn Bhd shall be required to have met and continue to maintain throughout any remaining term of this Agreement, industry standard requirements for quality and delivery.

2.2 Should NSC request, DCI Sdn Bhd shall cooperate and provide to NSC, at NSC's expense, a second set of designs and drawings for tooling for lead frame types supplied to NSC hereunder. Subject to the provisions of Paragraph 2.1 above, NSC shall be permitted to purchase lead frames from second source or alternate suppliers.

2.3 DCI Sdn Bhd shall, during the term of this Agreement, maintain sufficient manufacturing capacity to produce and deliver to NSC its requirements referenced in Paragraph 2.1 above.

2.4 Providing DCI Sdn Bhd can meet or exceed competitive criteria established in the marketplace, NSC shall offer DCI Sdn Bhd the opportunity to sell to NSC new and/or additional lead frame types not being supplied to NSC by DCI Sdn Bhd as of May 31, 1995.

2.5 This Agreement shall consist of two parts. The first shall be that portion (the "Main Body") which governs the overall terms and conditions for the sale of lead frames from DCI Sdn Bhd to NSC. The Main Body consists of Sections 1 through 14. The second part of this Agreement shall consist of separate Schedules for each operating unit of NSC purchasing lead frames hereunder. Each Schedule shall set forth applicable prices, specifications, inspection and acceptance criteria and and other operational and technical issues particular to that operating unit. Unless specifically set forth otherwise in Schedule, in the event of any inconsistency between the Main Body and a Schedule hereto, the terms and conditions of the Main Body shall prevail, provided, however, that nothing in such Schedules shall be deemed to override the provisions of Section 6 hereof.

3.0   PRODUCTION CONTROL AND PLANNING

3.1   All planning herein will be done under NSC's accounting calendar.

3.2 NSC shall provide DCI Sdn Bhd with a six Period rolling forecast (the "Forecast") for lead frames. The Forecast is due by the last workday of the second (2nd) week of each Period for the following six Periods and shall be a firm commitment by NSC according to the following schedule:

      Period 1 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 2 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 3 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 4 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 5 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 6 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]

3.3 DCI Sdn Bhd shall provide a commitment (the "Commitment") to each Forecast by the third (3rd) week of the Period immediately preceding the first
      (1st) Period of the Forecast. The Commitment shall be a firm commitment by DCI Sdn Bhd according to the following schedule:

      Period 1 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 2 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 3 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 4 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 5 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]
      Period 6 - [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION]

3.4 The Forecast does not constitute a purchase order and nothing contained therein shall authorize DCI Sdn Bhd to manufacture and ship lead frames to NSC before receiving a formal purchase order from NSC. Notwithstanding the foregoing, nothing shall prevent NSC from placing purchase orders in excess of the Forecast for lead frames, in which event DCI Sdn Bhd agrees to use its reasonable best efforts to supply NSC in accordance therewith.

3.5 The parties agree to cooperate in implementing an electronic data interchange in order to facilitate production planning and ordering hereunder.

4.0   CHANGES NOTIFICATION

4.1 If DCI Sdn Bhd proposes to make any change in materials, manufacturing locations and/or processes used in the Business as of the Closing Date of the Purchase and Sale Agreement, it shall provide NSC written notice thereof, in which event NSC shall have the right conduct qualification as it deems necessary. In no event shall DCI Sdn Bhd provide lead frames to NSC hereunder other than in strict accordance with the specifications set forth in the Schedules or such amendments to said specifications as NSC shall have approved in writing.

5.0   ACCEPTANCE/QUALIFICATION/RAMP UP

5.1 DCI Sdn Bhd shall utilize its best efforts to complete qualification of new lead frame types requested by NSC as soon as possible.

5.2 NSC shall be responsible for specifying and performing any qualification testing deemed necessary.

5.3 DCI Sdn Bhd shall provide NSC with a preliminary ramp up schedule for new lead frame types, which may be subject to subsequent reduction in the event abnormal problems are encountered by DCI Sdn Bhd with yields, process, capacity support, quality/reliability or other product or process features.

6.0   PRICING, DELIVERY AND PAYMENT TERMS

6.1 The parties expressly agree that except as is set forth in Paragraph 6.2, below, with respect to the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of this Agreement, throughout the term of this Agreement the prices to be charged for lead frames sold to NSC hereunder shall in no event be more than either:
      [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

      a. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

6.2 [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

6.3 The Prices are F.O.B., shipment point, but do not include freight forwarding fees, insurance or import duties. Contracting and invoicing arrangements between NSC and its chosen carrier(s) shall be the sole responsibility of NSC.

6.4 Payment terms shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], from either the date of invoice or shipment, whichever is later. All payments made hereunder shall be in United States Dollars.

7.0   EXPORT CONTROL

7.1 Each party hereby represents and warrants to the other party that unless prior authorization is obtained from the United States Government, such party shall not knowingly:

      a. export or re-export, directly or indirectly, any technical data (as defined in part 779 of the Export Administration Regulations of the United States Department of Commerce) received from the other party; or

      b. disclose such technical data for use in, or export or re-export, directly or indirectly, any direct product of such technical data to any destination or country to which the export or re-export or release of technical data is prohibited or restricted by the laws or regulations of the United States.

      These assurances are furnished by each party in compliance with part 779 of the Export Administration Regulations of the United States Department of Commerce.

7.2 Each party hereby further agrees to obtain any necessary export license or other documentation prior to exportation of any products or technical data acquired from the other party under this Agreement. Accordingly, such party shall not sell, export, re-export, transfer, divert or otherwise dispose of any such product directly or indirectly except as authorized under the United States export control laws and regulations.

7.3 The terms of this Section 7, Export Control, shall survive any termination of this Agreement and shall continue indefinitely.

8.0   TERM AND TERMINATION

8.1 The term of this Agreement shall be for one (1) year from the Closing Date of the Purchase and Sale Agreement, unless earlier terminated in accordance with the provisions of this Agreement.

8.2 NSC shall have the option to extend this Agreement for an additional period of one (1) year by providing DCI Sdn Bhd with written notice thereof at least ninety (90) days prior to the scheduled termination date. NSC shall have the right to exercise said option a total of two (2) times. The original one year term and any extension(s) thereto shall be referred to herein as the "term" of this Agreement.

8.3 This Agreement may be terminated without liability in accordance with the following:

      a. either party may terminate this Agreement by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file, or have filed against it, a petition of any type as to its bankruptcy; be declared bankrupt; become insolvent; make an assignment for the benefit of creditors; go into liquidation or receivership; or

      b. either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within sixty (60) days of receipt of write notice thereof from the first party.

8.4 In the event of termination of this Agreement for any reason, the parties shall have the following rights and obligations:

      a. termination of this Agreement shall not release either party from the obligation to make payment of all amounts then due and payable;

      b. DCI Sdn Bhd shall be required to fill all purchase orders submitted by NSC prior to the effective date of termination in accordance with the terms and conditions of such purchase orders; and

      c. Each party's obligations pursuant to Sections 7, 9, 10, 11 and 13 hereof shall survive termination of this Agreement.

9.0   CONFIDENTIALITY

9.1 Each party agrees that it will not use in any way for its own account, or for the account of any third party, nor disclose to any third party except pursuant to this Agreement, any Confidential Information revealed to it by the other party. Each party shall take every reasonable precaution to protect the confidentiality of said information. Each party shall use the same standard of care in protecting the Confidential Information of the other party as it normally uses in protecting its own trade secrets and proprietary information.

9.2 Notwithstanding any other provision of this Agreement, no information received by a party hereunder shall be Confidential Information if said information is or becomes:

      a. published or otherwise made available to the public other than by a breach of this Agreement;

      b. furnished to a party by a third party without restriction on its dissemination;

      c. approved for release in writing by the party designating said information as Confidential Information;

      d. learned or developed, subsequent to the date of this Agreement, by the party receiving Confidential Information hereunder, without reference to, or use of, such Confidential Information; or

      e. disclosed to a third party by the party transferring said information hereunder without restricting its subsequent disclosure and use by said third party.

9.3 Disclosure of any Confidential Information by a party hereto shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body, provided that the receiving party promptly notifies the other party of such order and makes a good faith effort, at the expense of the other party, to obtain a protective order requiring the Confidential Information so disclosed be kept in confidence and used only for the purpose for which such order was issued.

10.0  WARRANTY

10.1 DCI Sdn Bhd warrants that the lead frames provided to NSC hereunder shall conform to all applicable specifications and shall be free from defects in material and workmanship for a period of one (1) year from the date of acceptance at NSC. The foregoing warranty does not apply to any lead frames w which have been subject to misuse, neglect, accident, or modification by NSC or any customer of NSC. DCI Sdn Bhd's sole obligation to NSC hereunder for product failing to meet the aforesaid warranty shall be, at NSC's discretion, to replace the nonconforming product or issue NSC a credit for the purchase price of the nonconforming product.

11.0  INDEMNIFICATION

11.1 DCI Sdn Bhd shall indemnify, defend, save and hold harmless NSC from and against any Damages arising from any Claims that lead frames supplied to NSC hereunder infringe any Intellectual Property Rights of any third party in accordance with Section 10.3(b)(ii) of the Purchase and Sale Agreement.

12.0  OZONE DEPLETING CHEMICALS

12.1 DCI Sdn Bhd certifies that all products supplied to NSC hereunder, including packing and packaging material, will not contain any of the ozone depleting materials identified in the Montreal Protocol on Substances that Deplete the Ozone Layer.

12.2 NSC hereby certifies that DCI's operation of the Business as of the Closing Date was conducted in such a manner so that all products manufactured and supplied by DCI, including packing and packaging material, did not contain any of the ozone depleting materials identified in the Montreal Protocol on Substances that Deplete the Ozone Layer.

13.0  REPORTS AND COMMUNICATIONS

13.1 Each party hereby appoints a Program Manager whose primary responsibility shall be to act as a focal point for discussions between the parties. Such discussions will include, but not be limited to, pricing and delivery reviews, the volume requirements of NSC and an analyses of orders made against those needs, and such other technical and commercial issues as are related to the subject matter of this Agreement. The Program Managers shall also be responsible for maintaining pertinent records as are necessary to fulfill the terms and conditions of this Agreement. Unless otherwise agreed by the parties, the Program Managers will meet no less frequently than every six (6) months. The names, addresses and telephone numbers of the Program Managers of the parties are as follows:

NSC:

DCI   Sdn Bhd:

14.0  GENERAL

14.1 AMENDMENT: This Agreement may be modified only by a written document signed by duly authorized representative of the parties.

14.2 FORCE MAJEURE: A party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of fire, flood, or other natural disaster, Act of God, war, embargo, riot, labor dispute, or the intervention of any government authority, providing that the party failing in or delaying its performance immediately notifies the other party of its inability to perform and states the reason for such inability.

14.3 ASSIGNMENT: DCI Sdn Bhd shall not have the right or the power to assign, transfer or sublicense any of its rights, or delegate or subcontract the performance of any of its obligations, under this Agreement without the prior written authorization of NSC, except that DCI Sdn Bhd shall have the right to assign this Agreement or any of the rights or obligations hereunder to any of its Affiliates without the prior written consent of NSC; provided, however, that (a) DCI Sdn Bhd shall remain subject to all obligations under this Agreement; and (b) any such assignment shall not result in any violation of any applicable Legal Requirements.

14.4 COUNTERPARTS: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

14.5 GOVERNING LAW AND DISPUTE RESOLUTION: This Agreement, shall be governed by, and interpreted in accordance with, the laws of the State of California, excluding conflicts of laws principles and any application of the U.N. Convention on Contracts for the International Sale of Goods. Any dispute between parties relating to the validity, performance, interpretation or construction of this Agreement shall be resolved in accordance with the dispute resolution provisions of Section 11.4 of the Purchase and Sale Agreement.

14.6 WAIVER: Should either of the parties fail to exercise or enforce any provision of this Agreement, or waive any right in respect thereto, such failure or waiver shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce such other provision or right or any other provision or right.

14.7 SEVERABILITY: If any provision of this Agreement or the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision shall be valid and enforceable to the fullest extent.

14.8 LIMITATION OF LIABILITY: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE OTHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE.

14.9 EFFECT OF HEADINGS: The headings and sub-headings contained herein are for information purposes only and shall have no effect upon the intended purpose or interpretation of the provisions of this Agreement.

14.10 INTEGRATION: This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and integrates all prior discussions and proposals (whether oral or written) between them related to the subject matter hereof.

14.11 PUBLICITY: Neither party shall publicize or otherwise disclose the terms of this Agreement without the prior written approval of the other party.

14.12 NO PARTNERSHIP OR AGENCY CREATED: The relationship of NSC and DCI Sdn Bhd shall be that of independent contractors only. Nothing is this Agreement shall be construed as making DCI Sdn Bhd an agent or legal representative of NSC or otherwise as having the power or authority to bind NSC in any manner.

14.13 BINDING EFFECT: This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

14.14 NOTICES: Any notice to be made in connection with any right or obligation arising under this Agreement, shall be provided by registered mail, telegram, facsimile or telex by one party to the other at the following addresses. Said notices shall be deemed to be effective upon receipt by the receiving party thereof.

NSC:              National Semiconductor Corporation

                  1090 Kifer Road
                  M/S 16-135
                  Sunnyvale, CA 94086-3737
                  FAX:  (408) 733-0293
                  Attn:  General Counsel

DCI Sdn Bhd:      Dynacraft Industries Sdn Bhd
                  Level 9, Wisma Hong Leong
                  18 Jalan Perak
                  50450 Kuala Lumpur
                  Malaysia
                  Attn:
                  Fax:


            IN WITNESS WHEREOF, the parties have had this Agreement executed by their respective duly authorized officers on the day and date first written above.


                              NATIONAL SEMICONDUCTOR CORPORATION



                              By: /s/
                                 ------------------------------------------

                              Title: Sr. Vice President


                              DYNACRAFT INDUSTRIES Sdn Bhd


                              By: /s/
                                 ------------------------------------------

                              Title: Group Managing Director

The Schedule for each Operating Unit shall, at a minimum, contain provisions regarding the following:

      A     LEAD FRAME TYPES/SPECIFICATIONS
      -----
      B     PRICING
      -----
            INSPECTION PROCEDURES
      -----
            ACCEPTANCE CRITERIA
      -----
            TOOLING
      -----

                          Supply Agreement: Schedule A
                     Identified Leadframe Types for Support


            Types                               Stamped/Etched
            -----                               --------------

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

Supply Agreement:  Schedule B


Part        Productline       Leads       Customer                 Price
----        -----------       -----       --------                 -----

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]